Exhibit 99.1

FOR IMMEDIATE RELEASE	NEWS RELEASE

DENVER PARENT CORPORATION COMMENCES REGISTERED EXCHANGE OFFER

DENVER, COLORADO, June 11, 2014 — Denver Parent Corporation (“DPC”), parent company of Venoco, Inc., announced today the commencement of an exchange offer for up to $255,000,000 aggregate principal amount of its 12.25%/13.00% Senior PIK Toggle Notes due 2018 (the “Original Notes”), which are not registered under the Securities Act of 1933, as amended (the “Act”), for an equal principal amount of its 12.25%/13.00% Senior PIK Toggle Notes due 2018 (the “New Notes”), which have been registered under the Act.  The exchange offer will commence on June 11, 2014 and expire at 11:59 PM Eastern Time, on July 10, 2014 (the “Expiration Date”), unless the Expiration Date is extended.

The New Notes are substantially identical to the Original Notes, except that the New Notes have been registered under the Act, and there are certain differences relating to transfer restrictions, registration rights and payment of additional interest in the case of non-registration.  The New Notes will not be registered on any securities exchange.

DPC will accept for exchange any Original Notes validly tendered and not withdrawn prior to the Expiration Date, unless the exchange offer is extended or terminated.

The terms of the exchange offer and other information relating to DPC are set forth in a prospectus dated June 11, 2014. A written prospectus providing the terms of the exchange offer may be obtained from U.S. Bank National Association, which is serving as the exchange agent for the exchange offer. U.S. Bank National Association can be contacted at:

U.S. Bank National Association
60 Livingston Avenue EP-MN-WS2N
St. Paul, Minnesota 55107
Attention: Specialized Finance
Facsimile: (651) 495-8158
Telephone: (800) 934-6802

This press release does not constitute an offer to purchase any securities or the solicitation of an offer to sell any securities. The exchange offer is being made only pursuant to the prospectus dated June 11, 2014 and the related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

About the Company

Denver Parent Corporation was formed as a Delaware corporation in January 2012 for the purpose of acquiring and owning all of the outstanding common stock of Venoco, Inc., an independent energy company primarily engaged in the acquisition, exploitation and development of oil and natural gas properties primarily in California.  Venoco operates three offshore platforms in the Santa Barbara Channel, has non-operated interests in three other platforms and operates several onshore properties in Southern California.

For further information, please contact Zach Shulman, Investor Relations, (303) 583-1637; http://www.venocoinc.com; E-Mail investor@venocoinc.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. You can identify forward-looking statements by words such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other comparable terminology. These forward-looking statements are based on management’s current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties more fully described under the heading “Risk Factors” in our most recently filed Annual Report on Form 10-K, as well as the other reports we file with the Securities and Exchange Commission from time to time.

You should not place undue reliance on any forward-looking statements. Denver Parent Corporation assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable laws.